UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  May 21, 2012

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

                        State of Hawaii

(State or other jurisdiction of incorporation)

       900 Richards Street, Honolulu, Hawaii  96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

   (808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

       (808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

                                                None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

The following is an update to the disclosures on Maui Electric Company, Limited’s (MECO’s) 2012 test year rate case in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Most recent rate proceedings”, which are incorporated herein by reference to pages 52-53 and 56 of HEI’s and HECO’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

On May 21, 2012, the Public Utilities Commission of the State of Hawaii (PUC) issued an interim Decision and Order (D&O) granting MECO an increase of $13.1 million in annual revenues or 3.2%, over revenues at present rates.  The PUC’s interim D&O also authorized MECO to reset its target heat rates by fuel type to 2012 test year levels for the purpose of calculating the energy cost adjustment clause (ECAC) adjustment factor, which will help to ensure MECO’s continuing recovery of its fuel costs. The tariff changes implementing these increases become effective June 1, 2012.  If the interim rate increase exceeds the amount of the increase ultimately approved in the final D&O, then the excess would be refunded to MECO’s customers, with interest.

The interim increase is based on MECO’s updated settlement agreement filed on May 14, 2012, which reflected the settlement agreement executed with the Consumer Advocate and filed with the PUC on April 20, 2012, and updated to reflect the final D&O issued by the PUC on May 2, 2012 in MECO’s 2010 test year rate case.

A comparison of MECO’s requested increase in its application for a general rate increase filed on July 22, 2011, the settlement agreement filed April 20, 2012, the updated settlement filed on May 14, 2012, and the interim decision is as follows:

	Application (July 22, 2011)	Settlement Agreement (April 20, 2012)	Updated Settlement Agreement (May 14, 2012)	Interim D&O Effective (June 1, 2012)
Request amount	$27.5 million (6.7% increase)	$14.9 million (3.6% increase)	$13.1 million (3.2% increase)	$13.1 million (3.2% increase)
Return on average common equity (ROACE) (%)	11.0%	10.0%	10.0%	10.0%
Common equity capitalization (%)	56.85%	56.86%	56.86%	56.86%
Return on average rate base (%)	8.72%	7.91%	7.91%	7.91%
Average rate base amount	$393 million	$393 million	$393 million	$393 million

The total annual interim increase in revenues under the updated settlement agreement filed on May 14, 2012, decreased by $1.8 million compared to the settlement agreement filed on April 20, 2012 to reflect the final D&O issued on May 2, 2012 in MECO’s 2010 test year rate case.

The 10% ROACE reflects decoupling which was approved for implementation at MECO effective May 4, 2012, in the final D&O issued in MECO’s 2010 test year rate case.

The requested increase in revenues is primarily to pay for the cost of improvements to integrate additional renewable energy and improve the reliability of service for MECO’s Maui, Lanai and Molokai customers.

Management cannot predict or provide any assurances concerning the timing or ultimate outcome of MECO’s 2012 test year rate case proceeding.

HEI and HECO intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and American Savings Bank, F.S.B.’s (ASB’s) press releases, SEC filings and public conference calls and webcasts. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ David M. Kostecki	/s/ Tayne S. Y. Sekimura
David M. Kostecki	Tayne S. Y. Sekimura
Vice President-Finance, Controller	Senior Vice President and
and Chief Accounting Officer	Chief Financial Officer
(Principal Accounting Officer of HEI)	(Principal Financial Officer of HECO)
Date: May 22, 2012	Date: May 22, 2012